UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 5, 2026
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

On January 5, 2026, The PNC Financial Services Group, Inc. (“PNC”) filed a Statement with Respect to Shares (the “Statement”) with the Secretary of State of the Commonwealth of Pennsylvania establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of PNC preferred stock designated as the 7.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series X, $1,000 par value per share (the “PNC Series X Preferred Stock”). The Statement was filed in connection with PNC’s previously announced entry into an Agreement and Plan of Merger, dated as of September 5, 2025, by and among PNC, Summit Merger Sub I, Inc. (“Merger Sub”), and FirstBank Holding Company (“FirstBank”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub merged with and into FirstBank, with FirstBank continuing as the surviving entity (the “First Step Merger”) and, immediately thereafter, FirstBank merged with and into PNC, with PNC continuing as the surviving entity (the “Second Step Merger” and, together with the First Step Merger, the “Mergers”). At the effective time of the First Step Merger, PNC issued 115,200 shares of PNC Series X Preferred Stock to former holders of 7.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $1,000 per share, of FirstBank (“FirstBank Series B Preferred Stock”).

PNC Series X Preferred Stock ranks, with respect to the payment of dividends and distribution of assets upon liquidation, dissolution, or winding-up of PNC, (i) senior to PNC common stock and to any other class or series of capital stock of PNC, other than each series of PNC preferred stock that, by its terms, expressly provides that it ranks pari passu with PNC Series X Preferred Stock and (ii) on parity with each series of PNC preferred stock and any other class or series of capital stock of PNC that, by its terms, expressly provides that it ranks pari passu with PNC Series X Preferred Stock. The holders of shares of PNC Series X Preferred Stock will not have any rights to convert such shares into shares of any other class or series of securities of PNC.

Under the terms of PNC Series X Preferred Stock, PNC may not declare or pay or set apart funds for the payment of dividends on any junior securities for so long as any share of PNC Series X Preferred Stock remains outstanding, unless dividends on all outstanding shares of PNC Series X Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment (subject to certain exceptions).

The foregoing summary and referenced description of the Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Statement, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the First Step Merger and in accordance with the Merger Agreement, PNC filed a Statement with the Secretary of State of the Commonwealth of Pennsylvania establishing PNC Series X Preferred Stock consisting of 200,000 authorized shares. The Statement became effective on January 5, 2026, immediately prior to the closing of the Mergers. For a description of the Statement, see the section in the Registration Statement on Form S-4 and the Proxy Statement/Prospectus included therein entitled “Description of New PNC Preferred Stock.”

The foregoing summary and referenced description of the Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Statement, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 5, 2026, PNC issued a press release announcing the completion of the Mergers, a copy of which is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description	Method of Filing

3.1	Statement with Respect to Shares of the 7.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series X.	Filed herewith
99.1	Press release of The PNC Financial Services Group, Inc., dated January 5, 2026.	Furnished herewith
104	The cover page of this Current Report on Form 8-K, formatted as an inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	January 5, 2026	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller